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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

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Pricing Supplement No. 53                                   Trade Date: 08/03/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 08/09/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is August 7, 2001

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate      Maturity Date      Price to Public
      -----------           ----------------         -------------      -------------      ---------------
       91131UCE2              $8,949,000.00              6.25%           08/15/16               100%

    Interest Payment
       Frequency                                      Subject to          Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption         (including the redemption price)
    ----------------        -----------------        ------------       ---------------------------------
        09/15/01                   Yes                    Yes                   100% 08/15/03
        monthly                                                            semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer          Other Terms
    ---------------            -----------            -----------               ------          -----------
     $8,832,663.00             $116,337.00               $3.50            ABN AMRO Financial
                                                                            Services, Inc.
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